UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2013

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Compensation Committee of the Board of Directors approved the 2013 short-term incentive program (the “Bonus Program”) for the executive officers (the “Executive Officers”) of American States Water Company.  Under the terms of the Bonus Program, each of the Executive Officers is eligible to earn an objective cash bonus and a discretionary cash bonus for the 2013 calendar year.

The target aggregate bonus for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company, McClellan Harris III, Senior Vice President and Assistant Secretary of American States Utility Services, Inc., Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and its subsidiaries and Treasurer of American States Water Company, and Patrick R. Scanlon, Vice President-Water Operations for Golden State Water Company is 50%, 25%, 25%, 25% and 20%, respectively, of his or her base salary for 2013.  The objective bonus is 80% of the target aggregate bonus for each of these Executive Officers and will become payable based upon each Executive Officer’s attainment of specific performance targets set forth in the Bonus Program.  The discretionary bonus is 20% of the target aggregate bonus for each of these Executive Officers and is payable based on the Company’s subjective assessment of the Executive Officer’s performance in the areas of our business over which he or she has responsibility.

On the same day, the Compensation Committee of the Board of Directors also approved an additional award of restricted stock units to Mr. Harris in the amount of 744 restricted stock units, effective March 26, 2013. The restricted stock units generally convert to common shares on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively. Under the terms of each restricted stock unit grant, Mr. Harris will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares.

Section 9 - Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

Exhibit 10.1                 2013 Short-Term Incentive Program*

Exhibit 10.2                 Form of 2013 Short-Term Incentive Award Agreement*

___________________

*Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
Date: March 28, 2013	/s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer